Exhibit 8

AGREEMENT TO FILE AMENDMENT NO. 3 TO SCHEDULE 13D JOINTLY

(as required by Item 7 of Schedule 13D)

The undersigned persons hereby agree that this Amendment No. 3 to the Schedule 13D filed by themselves and Alliance Entertainment Corp. with the Securities and Exchange Commission on Monday, November 13, 2006, and any amendments thereto, may be filed in a single statement on behalf of all such undersigned persons, and further, each such undersigned person designates Robert P. Bermingham as its agent and attorney-in-fact for the purpose of executing any and all such reports required to be made by it with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of November 13, 2006.

Dated: November 13, 2006	AEC ASSOCIATES L.L.C.

	By:	Yucaipa One-Stop Partners, L.P.
	Its:	Managing Member

		By:	/s/ Robert P. Bermingham

			Name:	Robert P. Bermingham
			Its:	Vice President and Secretary

Dated: November 13, 2006	YUCAIPA ONE-STOP PARTNERS, L.P.

	By:	Yucaipa AEC Associates, L.L.C.
	Its:	General Partner

		By:	/s/ Robert P. Bermingham

			Name:	Robert P. Bermingham
			Its:	Vice President and Secretary

Dated: November 13, 2006	YUCAIPA AEC ASSOCIATES, LLC

	By:	OA3, LLC
	Its:	Managing Member

		By:	/s/ Robert P. Bermingham

			Name:	Robert P. Bermingham
			Its:	Vice President and Secretary

Dated: November 13, 2006	OA3, LLC

	By:	/s/ Robert P. Bermingham

		Name:	Robert P. Bermingham
		Its:	Vice President and Secretary

Dated: November 13, 2006	RONALD W. BURKLE

	By:	/s/ Ronald W. Burkle

Ronald W. Burkle